Exhibit 99.1

Media Contact:
Bethany Sherman
212.401.8714

Investor Contact:
Vince Palmiere
301.978.5242

Modifications to NASDAQ Fee Schedule

New York, NY, January 6, 2006 – On December 28, 2005, NASDAQ announced a proposed change in the pricing structure of its trade execution services. Subject to filing this proposed change with the SEC, NASDAQ expects the new pricing structure to become effective February 1, 2006.

The proposed pricing schedule includes modifications to NASDAQ’s tiered pricing structure, as well as the volume thresholds that must be achieved to receive discounts under that structure. NASDAQ does not currently anticipate that this new pricing structure will have a material impact on its financial results.

NASDAQ is the largest electronic screen-based equity securities market in the United States, both in terms of number of listed companies and traded share volume. With approximately 3,200 listed companies, it is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ Newsroom at www.nasdaq.com/newsroom/.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements about the modifications to our pricing structure and their expected impact on our financial results. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to factors detailed in NASDAQ’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

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